UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 21, 2024

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 Ecolab Place, Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 1-800-232-6522

(Not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	ECL	New York Stock Exchange
2.625% Euro Notes due 2025	ECL 25	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(1)Appointment of director

On February 21, 2024, the board of directors (“Board”) of Ecolab Inc., a Delaware corporation (“Company”), approved the appointment of Judson Althoff as a member of the Board. Mr. Althoff will serve as a member of the Audit Committee and the Finance Committee of the Company’s Board.

Mr. Althoff is the Executive Vice President and Chief Commercial Officer of Microsoft Corporation, a global technology provider, and has served in that role since July 2021. He served as Executive Vice President, Worldwide Commercial Business from July 2017 until that time. Mr. Althoff also served as the President of Microsoft North America from March 2013 to June 2017. Prior to joining Microsoft, Mr. Althoff held senior executive and sales roles at Oracle and EMC.

Following the effective date of his appointment, Mr. Althoff will be entitled to participate in the Company’s regular director compensation arrangements.

There were no arrangements or understandings between Mr. Althoff and any other person pursuant to which he was elected as a director, and there is no transaction between Mr. Althoff (and his immediate family) and the Company that requires disclosure in accordance with Item 404(a) of Regulation S-K.

A copy of the News Release issued by the Company in connection with this report under Item 5.02 is attached as Exhibit (99.1).

(2)Director not standing for re-election

On February 21, 2024, director Barbara J. Beck informed the Board that she would not stand for re-election at the Company's annual meeting to be held on May 2, 2024. She indicated that she has declined to stand for re-election for personal family reasons, and not as the result of any disagreement with the Company. Ms. Beck has been a valued colleague of the Board, and the Board would like to thank her for her many years of service.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description	Method of Filing

(99.1)	Ecolab Inc. News Release dated February 22, 2024.	Filed herewith electronically.

(104)	Cover Page Interactive Data File.	Embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: February 22, 2024	By:	/s/ David F. Duvick
David F. Duvick
Assistant Secretary

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